EXHIBIT 15.1


                                                          ARTHUR ANDERSEN

                                                          Arthur Andersen LLP
                                                          Suite 1100
                                                          100 Peabody Place
                                                          Memphis TN 38103-3625

                                                          Tel 901 525 4451
                                                          Fax 901 526 5414

April 25, 2001


FedEx Corporation:

We are aware that FedEx Corporation has incorporated by reference in this Form S-4 Registration Statement the FedEx Corporation and Federal Express Corporation Form 10-Q's for the quarters ended August 31, 2000, November 30, 2000 and February 28, 2001 which include our reports dated September 18, 2000, December 19, 2000 and March 19, 2001 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of this Registration Statement prepared or certified by our Firm or reports prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ Arthur Andersen LLP